EXHIBIT 10.1

AMENDMENT NO. 7
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 7 TO CREDIT AGREEMENT, is entered into as of February 12, 2007 (the “Amendment”), by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders.

BACKGROUND

P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific and WILP (the “Original Co-Borrowers”), the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 30, 2004 (as same has been and may be further amended, restated, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders provide the Original Co-Borrowers with certain financial accommodations.

The Original Co-Borrowers have requested, and the Administrative Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to include Continental and Hy-Tech as Co-Borrowers under the existing credit facility and to amend and waive certain provisions of the Credit Agreement and the other Loan Documents, as herein set forth.  Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

Amendments to Credit Agreement.

Section 1.1.            The first paragraph of the Credit Agreement is hereby amended in its entirety to provide as follows:

CREDIT AGREEMENT dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation, (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS,

INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental the “Co-Borrowers”), , the LENDERS which from time to time are parties to this Agreement (individually a “Lender” and, collectively, the “Lenders”) and CITIBANK, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

Section 1.2.            The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

“Amendment No. 7” shall mean Amendment No. 7 to Credit Agreement, dated as of February 12, 2007, among the Co-Borrowers, the Lenders and the Administrative Agent.

“Commitments” shall mean, collectively, the Revolving Credit Commitment (including the Equipment Loan Commitment), the Term Loan Commitment and the New Term Loan Commitment.

“Consolidated EBITDA” shall mean for P&F and its Subsidiaries for any period, the Consolidated Net Income (or Consolidated net loss) of P&F and its Subsidiaries for such period, plus the sum, without duplication, of (a) gross interest expense, (b) depreciation and amortization expenses or charges, (c) all income taxes to any government or governmental instrumentality, expensed on P&F’s or its Subsidiaries’ books (whether paid or accrued), (d) non-cash extraordinary losses resulting from a write-off of goodwill in the context of an acquisition, and (e) non-cash charges incurred in connection with accounting for (i) stock options and stock-based compensation under Financial Accounting Standards No. 123R and (ii) non-cash expenses under Financial Account Standards No. 141 minus the sum of (a) all extraordinary gains, (b) all interest income and (c) all non-cash income or gain, in each case determined on a Consolidated basis for P&F and its Subsidiaries in accordance with GAAP.  All of the foregoing categories shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof, provided that, not withstanding anything to the contrary,  EBITDA of Hy-Tech shall be calculated on an annualized basis for (i) the fiscal first quarter ending March 31, 2007 by multiplying the actual EBITDA of Hy-Tech for the fiscal quarter ending March 31, 2007 by a fraction, the numerator of which is 365 and the denominator of which is the number of days between the transaction closing date and March 31, 2007, (ii) the fiscal quarter ending June 30, 2007 by multiplying the sum of the actual EBITDA of Hy-Tech for the fiscal quarter ending March 31, 2007 and fiscal quarter ending June 30, 2007 by the fraction, the numerator of which is 365 and the denominator of which is the number of days between the transaction closing date and June 30, 2007, (iii) the fiscal quarter ending September 30, 2007 by multiplying the sum of the actual EBITDA of Hy-Tech for the fiscal quarter ending March 31, 2007, the fiscal quarter ending June 30, 2007 and the fiscal quarter ending September 30, 2007 by the fraction, the numerator of which is 365 and the denominator of which is the number of days between the transaction closing date and September 30, 2007, (iv) the fiscal quarter ending December 31, 2007 by multiplying the sum of the actual EBITDA of Hy-Tech for the fiscal quarter ending March 31, 2007, the fiscal quarter ending June 30, 2007, the fiscal quarter ending September 30, 2007 and the fiscal quarter ending December 31, 2007 by the fraction, the numerator of which is 365 and the denominator of which is the number of days between the transaction closing date and December 31, 2007.

“Effective Date” shall mean February 12, 2007.

“Loans” shall mean, collectively, the Revolving Credit Loans, the Term Loans, the Equipment Loans and the New Term Loans and shall refer to a Prime Rate Loan, a LIBOR Loan or a Fixed Rate Loan, each of which shall be a “Type” of Loan.

“Mortgages” shall mean, collectively, the (a) Mortgage and Security Agreement with respect to the Embassy Premises, (b) Mortgage and Security Agreement with respect to the Jupiter Premises, (c) Mortgage and Security Agreement with respect to the Tampa Premises, and (d) Mortgage and Security Agreement with respect to the Cranberry Premises, each in the form attached hereto as Exhibit K, each to be executed and delivered on the Closing Date by the applicable Co-Borrower, as the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

 “Required Lenders” shall mean Lenders owed seventy five percent (75%) of the sum of the Aggregate Outstandings plus the Term Loans and the New Term Loans, or if no such Loans are outstanding, Lenders have seventy five percent (75%) of the Total Commitments.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate of the Revolving Credit Commitments in effect at such time, which, as of the Effective Date, shall be $18,000,000.

Section 1.4.            The following definitions are hereby added to Section 1.01 of the Credit Agreement in their appropriate alphabetical order:

“Cranberry Premises” shall mean the real property owned by Hy-Tech at 25 Leonberg Road, Cranberry Township, Pennsylvania 16066.

“Hy-Tech Acquisition” shall mean the purchase by Hy-Tech, a wholly owned subsidiary of Continental, of substantially all of the operating assets of Hy-Tech Machine, Inc., a Pennsylvania corporation, substantially all of the operating assets of Quality Gear, Inc., a Pennsylvania corporation and certain real property from HTM Associates, Inc., a Pennsylvania corporation

“New Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make the New Term Loan to the Co-Borrowers in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the signature page to Amendment No. 7 under the caption “New Term Loan Commitment”.

“New Term Loan” shall have the meaning specified in Section 2.07.

“New Term Loan Maturity Date” shall mean January 31, 2014.

“New Term Loan Note” shall mean the promissory note of the Co-Borrowers in the form attached as Exhibit M hereto evidencing the New Term Loans, as the same may be amended, supplemented or otherwise modified from time to time.

“Premises” shall mean, collectively, the Embassy Premises, the Jupiter Premises, the Tampa Premises and the Cranberry Premises.

“Total New Term Loan Commitment” shall mean the aggregate of the New Term Loan Commitments in effect on the Closing Date, which shall be $19,000,000.

Section 1.5.            The definition of the term “Applicable Term Loan/Equipment Loan Margin” in Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

For purposes of this definition and the calculation of interest of the New Term Loan, references to the term “Term Loan” shall be deemed to include the “New Term Loan”.

Section 1.6.            The first sentence of the definition of the term “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“Borrowing Base” shall mean as of any Borrowing Date an amount equal to the sum of (a) 80% of the value of the Obligor’s Eligible Accounts Receivable, and (b) the lesser of (i) 50% of the aggregate value of the Obligor’s Eligible Inventory, and (ii) $8,000,000; provided, however, such percentages and the foregoing inventory limitation may be revised from time to time solely by the Required Lenders in their Permitted Discretion (i) upon 30 days’ prior written notice to the Co-Borrowers so long as no Default or Event of Default has occurred and is then continuing or (ii) immediately upon written notice if a Default or Event of Default has occurred and is then continuing.  Without limiting the foregoing, the Required Lenders may revise such percentages after review of each field audit of the Obligor’s receivables and inventory.

Section 1.7.            The definition of the term “Commitment Proportion” in Section 1.01 of the Credit Agreement is hereby amended to add the phrase “and the New Term Loans” after the reference to the term “Term Loans” in clause “(b)” thereof.

Section 1.8.            Clause “(b)(iv)” of the definition of the term “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(iv)  no Interest Period may be selected with respect to (a) a Revolving Credit Loan which ends later than the Revolving Credit Commitment Termination Date, (b) the Term Loan which ends later than the Term Loan Maturity Date, (c) an Equipment Loan which ends later than the Equipment Loan Maturity Date or (d) the New Term Loan which ends later than the New Term Loan Maturity Date; and

Section 1.9.            Article II of the Credit Agreement is hereby amended to add the following new sections 2.07 and 2.08 immediately following Section 2.06 thereof:

SECTION 2.07.  New Term Loan.  Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (individually, a “New Term Loan” and, collectively, the “New Term Loans”) to the Co-Borrowers on the Effective Date in an amount not to exceed its New Term Loan Commitment.  The Co-Borrowers shall give the Administrative Agent irrevocable written notice on or before the Effective Date specifying (i) the amount to be borrowed, which shall not exceed the Total New Term Loan Commitment, (ii) the Type or Types of such New Term Loan and the related amounts for each, and (iii) if all or any portion of the New Term Loan is a LIBOR Loan, the initial Interest Period selected for the New Term Loan.  Upon receipt of such notice from the Co-Borrowers, the Administrative Agent shall promptly notify each Lender thereof.  The New Term Loans may, at the election of the Co-Borrowers, be (i) LIBOR

Loans, (ii) Prime Rate Loans or (iii) a combination thereof.  The Total New Term Loan Commitment shall terminate upon funding of the New Term Loans on the Effective Date.

SECTION 2.08.   New Term Loan Notes.  The New Term Loan made by each Lender shall be evidenced by a New Term Loan Note, appropriately completed, duly executed and delivered on behalf of the Co-Borrowers and payable to the order of each Lender in a principal amount equal to the New Term Loan Commitment of such Lender.  Each Lender is authorized to record the Type of its New Term Loan and the date and amount of each payment or prepayment of principal thereof in such Lender’s records or on the grid schedule annexed to the New Term Loan Note; provided, however, that the failure of a Lender to set forth each payment and other information shall not in any manner affect the obligation of the Co-Borrowers to repay the New Term Loan made by such Lender in accordance with the terms of its New Term Loan Note and this Agreement.  The New Term Loan Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.  Each New Term Loan Note shall (a) be dated the Effective Date, (b) be stated to mature on the New Term Loan Maturity Date and (c) be payable as to principal in twenty five (25) consecutive quarterly installments commencing on January 31, 2008 and continuing on the last day of each January, April, July and October thereafter as follows, each in an aggregate amount equal to $760,000, all for the pro-rata distribution to the Lenders based upon their New Term Loan Commitment, provided that the final payment on the New Term Loan Maturity Date shall be in an amount equal to the outstanding unpaid principal amount of the New Term Loan.  Each New Term Loan Note, the grid schedule and the books and records of each Lender shall be prima facie evidence of the information so recorded absent manifest error.  Notwithstanding anything to the contrary herein, interest on the New Term Loan shall be payable in accordance with Section 3.01 herein and shall commence with the first applicable Interest Payment Date following the Effective Date.

Section 1.10.          Section 3.01(a) of the Credit Agreement is hereby amended and restated to provide as follows:

(a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate, plus, in the case of Revolving Credit Loans, the applicable “Prime Rate Margin” as provided in the definition of “Applicable Revolving Credit Loan Margin,” and in the case of Equipment Loans, Term Loans and New Term Loans, the applicable “Prime Rate Margin” as provided in the definition of “Applicable Term Loan/Equipment Loan Margin.

Section 1.11.          Section 3.01(b) of the Credit Agreement is hereby amended and restated to provide as follows:

(b)           Each LIBOR Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof, plus, in the case of Revolving Credit Loans, the applicable “LIBOR Margin” as provided in the definition of “Applicable Revolving Credit Loan Margin,” and in the case of Equipment Loans, Term Loans and New Term Loans, the applicable “LIBOR Margin” as provided in the definition of “Applicable Term Loan/Equipment Loan Margin.”

Section 1.12.          Section 3.01(h) of the Credit Agreement is hereby amended and restated to provide as follows:

(h)  No Loan may be funded, converted to or continued as a LIBOR Loan if the Interest Period would extend beyond the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, the Term Loan Maturity Date, with respect to the Term Loan, the Equipment Loan Maturity Date, with respect to an Equipment Loan, or the New Term Loan Maturity Date, with respect to the New Term Loan.

Section 1.13.          Section 3.02 of the Credit Agreement is hereby amended to add the following sentence at the end thereof:

The proceeds of the New Term Loan shall be used by the Company solely to finance all or a portion of the cash portion of the purchase price of the Hy-Tech Acquisition.

Schedule 1.14.       The fourth sentence of Section 3.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Partial prepayments of any Term Loan, New Term Loan or Equipment Loan pursuant to this Section 3.03 shall be (a) in an aggregate principal amount of (i) $50,000 or whole multiples of $25,000 in excess thereof with respect to Prime Rate Loans or Fixed Rate Loans and (ii) $250,000 or whole multiples of $50,000 in excess thereof with respect to LIBOR Loans and (b) applied to the remaining installments of principal of the Term Loan, the New Term Loan or Equipment Loan, as the case may be, in inverse order of maturity.

Schedule 1.15.       The first sentence of Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Upon the occurrence and continuance of an Event of Default the Administrative Agent may, upon five (5) Business Days prior written notice to the Co-Borrowers, record the Mortgages and, in connection therewith, the Co-Borrowers shall provide to the Administrative Agent, within fifteen (15) Business Days following such date, (a) a title policy and a lender’s title insurance binder issued by an insurance company authorized to transact business in the State of New York and the state in which the applicable Premises is located and acceptable to the Administrative Agent naming the Administrative Agent as insured and insuring that the Mortgages create continuing, valid liens on each Premises, prior to all Liens (other than Permitted Liens), and each securing an amount and on terms and conditions satisfactory to the Required Lenders at such time, (b) a current legal description and updated survey of each Premises, certified to the Administrative Agent and the title company, (c) a certificate of insurance from an independent insurance broker confirming the insurance required to be maintained pursuant to the Mortgages, with respect to each Premises, each naming the Administrative Agent as mortgagee with respect to such insurance, and (d) such other documents, promissory notes, agreements and information, including opinions of counsel, that the Administrative Agent may request.

                Section 1.16.          The table in Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Period	Amount
March 31, 2007 through December 30, 2007	$14,000,000
December 31, 2007 through December 30, 2008	$17,000,000
December 31, 2008 through December 30, 2009	$21,500,000
December 31, 2009 to December 30, 2010	$26,000,000
December 31, 2010 and thereafter	$33,000,000

Schedule 1.17. The table in Section 7.13(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Period	Amount
December 31, 2006 through December 30, 2007	3.50:1.00
December 31, 2007 through December 30, 2008	3.25:1.00
December 31, 2008 through December 30, 2009	2.75:1.00
December 31, 2009 to December 30, 2010	2.50:1.00
December 31, 2010 and thereafter	2.00:1.00

Section 1.18.          Section 10.05(c) of the Credit Agreement is hereby amended to add the phrase “, the “New Term Loan Commitment” immediately following the phrase “Equipment Loan Commitment” on the penultimate line thereof.

Section 1.19.          Schedule I to the Credit Agreement is hereby amended in its entirety and replaced with Schedule I attached to this Amendment.

Section 1.20.          Exhibits A, B and C to the Credit Agreement are hereby amended in their entirety and replaced with Exhibits A, B and C, respectively, attached to this Amendment.  Exhibit M attached to this Amendment is hereby added as Exhibit M to the Credit Agreement.

ARTICLE II.

Waiver.

The Co-Borrowers have advised the Lenders that Hy-Tech intends to consummate the Hy-Tech Acquisition for a Permitted Acquisition Purchase Price not to exceed $19,100,000.  The Lenders hereby waive compliance by the Co-Borrowers with the provisions in the Credit Agreement regarding Permitted Acquisitions which restrict the Permitted Acquisition Purchase Price in connection with any single Permitted Acquisition to exceed $5,000,000, provided that all other requirements for a Permitted Acquisition with respect to the Hy-Tech Acquisition have been satisfied.   In addition, the Lenders hereby waive compliance by the Co-Borrowers with Section 7.06 of the Credit Agreement which restricts the Co-Borrowers’ ability to (i) make more than one (1) Permitted Acquisition in any twelve month period and (ii) make any Permitted Acquisition if the aggregate Permitted Acquisition Purchase Price paid in connection with all Permitted Acquisitions would exceed $15,000,000.  Notwithstanding anything to the contrary herein, the waivers set forth in this Section 2.1 shall apply only to the Hy-Tech Acquisition.

ARTICLE III.

Conditions of Effectiveness; Further Conditions.

Section 3.1.            This Amendment shall become effective as of the date hereof, upon receipt by the Administrative Agent of the following:

(a)           this Amendment, duly executed by each Co-Borrower;

(b)           an amended and restated Revolving Credit Note, substantially in the form of Exhibit A attached hereto, duly executed by each Co-Borrower in favor of each Lender;

(c)           an amended and restated Term Note, substantially in the form of Exhibit C attached hereto, duly executed by each Co-Borrower in favor of each Lender;

(d)           a New Term Loan, substantially in the form of Exhibit B attached hereto, duly executed by each Co-Borrower in favor of each Lender;

(e)           Amendments to Pledge Agreement, substantially in the forms of Exhibit 1(a) and 1(b) attached hereto, duly executed by P&F, accompanied by the original stock certificate for Continental, and a duly executed stock power;

(f)            a Joinder Agreement, substantially in the form of Exhibit 2 attached hereto, duly executed by Continental and Hy-Tech and acknowledged by each other Co-Borrower;

(g)           a certificate of the Secretary or Assistant Secretary of each Co-Borrower, substantially in the form of Exhibit 3 attached hereto;

(h)           a Pledge Agreement, substantially in the form of Exhibit I to the Credit Agreement, duly executed by Continental and accompanied by the original stock certificate of Hy-Tech, along with a duly executed stock power;

(i)            an opinion of counsel with respect to Continental and Hy-Tech, in form and substance satisfactory to the Administrative Agent and its counsel;

(j)            a certificate of insurance indicating insurance coverage for Continental and Hy-Tech, in form and substance satisfactory to the Administrative Agent;

(k)           those documents and information required to be delivered to the Administrative Agent and the Lenders in order for the acquisition of the assets from Hy-Tech Machine, Inc. to be deemed a Permitted Acquisition;

(l)            a title report issued by a title insurance company authorized to transact business in Pennsylvania, with respect to the Cranberry Premises; and

(m)          a landlord’s waiver, in form and substance satisfactory to the Administrative Agent, with respect to the premises located at 188 Blose Drive, Punxsutawney, Pennsylvania.

ARTICLE IV.
Representations and Warranties; Effect on Credit Agreement.

Section 4.1.  Each Co-Borrower hereby represents and warrants as follows:

a.             This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.             Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

c.             No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.             No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

Section 4.2.            Effect on Credit Agreement and Loan Documents.

a.             Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.             Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.             Except as expressly provided  herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

d.             The other Loan Documents and all agreements, instruments and documents executed and delivered in connection with the Credit Agreement and any other Loan Documents shall each be deemed to be amended and supplemented hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

ARTICLE V.
Miscellaneous.

Section 5.1.            This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.2.            Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 5.3.            This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

ARTICLE V.
Joinder.

Each of Continental and Hy-Tech hereby acknowledges and agrees that from and after the date hereof, (i) it shall be and become a Co-Borrower under, and in accordance with and subject to the Credit Agreement, (ii) it shall be bound by the terms of the Credit Agreement and each other Loan Agreement to which it is a party, (iii) it will perform in accordance with the terms of the Credit Agreement and the other Loan Documents to which it is a party, and (iv) it shall be jointly and severally liable with the other Co-Borrowers for all of the Obligations including without limitation those incurred prior to the date hereof.

[next page is signature page]

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ JOSEPH A. MOLINO, JR.
Joseph A. Molino, Jr., the President of Green Manufacturing, Inc. and the Vice President of each of the other corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By:	/s/ STEPHEN KELLY
Name:	Stephen Kelly
Title:	Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ RAYMOND FINCKEN
Name:	Raymond Fincken
Title:	Vice President